ASSET PURCHASE AGREEMENT

                                     BETWEEN

                     M & M REPORTING REFERRAL SERVICE, INC.

                                       AND

                           ESQUIRE COMMUNICATIONS LTD.

                                  May 22, 1996

                            ASSET PURCHASE AGREEMENT


         THIS AGREEMENT, made this 22nd day of May, 1996, by and among M & M Reporting Referral Service, Inc., a California corporation doing business as M & M Certified Shorthand Reporters ("Seller"), Harvey Melman, Richard Barrett and Carlton Dawson (collectively, the "Principals") and Esquire Communications
Ltd., a Delaware corporation ("Buyer").

         WHEREAS, Seller desires to sell, and Buyer desires to purchase, substantially all the assets of Seller relating to the operation of Seller's court reporting business (the "Business") upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

         1.       SALE AND TRANSFER OF ASSETS

                  1.1. Based upon and subject to the terms, conditions, agreements, representations and warranties hereinafter set forth, the Seller does hereby agree to sell, assign, transfer, deliver and convey to Buyer on the Closing Date (as hereinafter defined), and Buyer does hereby agree to purchase, acquire, accept and take possession of on the Closing Date, all of Seller's right, title and interest in and to all assets, properties, rights and business of Seller of every kind and description wherever located, except for Excluded Assets (as hereinafter defined), used in or related to the Business (all of which are hereinafter sometimes referred to as the "Assets"), including without limitation, the following assets of Seller:

                           (a)  All accounts receivable of Seller;

                           (b)  All office supplies, office machines, office
furniture, machinery, equipment, inventory, and computer hardware and software systems, including those described on Schedule 1.1(b) hereto;

                           (c)  All vendor and customer lists,
work-in-process and computerized information of the Seller with respect to the Assets;

                           (d)  All general intangibles relating to Seller's
Business including, without limitation, any trade name, any design and logo relating to the name, contracts and commitments with customers, licenses, claims and deposits, including those described on Schedule 1.1(c) hereto; and

                           (e)      All books, records, forms, promotional
materials and documents of Seller relating to the foregoing, including, without limitation, accounting, payroll and tax records and telephone and telecopier numbers; provided, however, that after the Closing Date, at the reasonable request of Seller, Buyer will make the foregoing items reasonably available to Seller during normal business hours.

                  1.2. There shall be excluded from the Assets to be conveyed hereunder, the following (collectively, the "Excluded Assets"):

                           (a)      cash, cash equivalents and bank accounts;

                           (b)      amounts owing to Seller from shareholders or
entities related to the shareholders;

                           (c)      any interest in the premises presently
occupied by Seller, any fixtures attached thereto and any leasehold improvements thereto;

                           (d)    Seller's franchise tax or income tax refunds;

                           (e)    any life insurance policies on the lives of
shareholders which are owned by Seller;

                           (f)      insurance refunds and insurance dividends
(workmen's compensation);

                           (g)      rights under insurance policies, indemnity
agreements, or reimbursement agreements to the extent that Buyer has not assumed responsibility hereunder for the liability covered by such insurance policy or agreement;

                           (h)      any contract rights relating to the Excluded
Assets;

                           (i)      utility deposits, lease deposits, or similar
items not relating to assets being transferred to Buyer hereunder;

                           (j)      the corporate franchise of Seller, stock
record and minute books of Seller and such accounting books and other records that the Seller is required by law or government regulations to keep in its possession; and

                           (k)      approximately $40,000 of accounts receivable
referred to collection prior to January 31, 1996 and which are not included in the accounts receivable set forth in Seller's financial statements.

         2.       ASSUMPTION OF LIABILITIES AND OBLIGATIONS

                  2.1. The Assets will be sold, conveyed, transferred and assigned to the Buyer on the Closing Date free and clear of all liens, security interests, mortgages, claims, restrictions, charges and encumbrances (collectively, "Liens") whatsoever. The Buyer does not assume, accept or undertake any obligations, duties, debts or liabilities of Seller of any kind whatsoever pursuant to this Agreement or otherwise, except that from and after the Closing Date Buyer hereby agrees to assume and to pay and discharge the following liabilities (the "Assumed Liabilities") of Seller (to the extent Seller is not in default and solely to the extent to be performed after the Closing Date):

                           (a)  All liabilities and obligations with respect
to work-in-process and other liabilities incurred in the normal course of business, including accrued vacation and sick pay for Seller's employees; and

                           (b)  All liabilities and obligations arising
under the agreements with customers set forth on Schedule 2.1 hereto.

                  2.2.  Except as provided in paragraph 2.1 and
notwithstanding anything else to the contrary contained herein, Buyer is not assuming and shall not be liable for any liabilities of Seller, including, without limitation, any liabilities (i) under contracts and leases which shall not have been assigned to Buyer pursuant to this Agreement (including, but not limited to, office lease and any union agreements); (ii) for indebtedness for borrowed money; (iii) by reason of or arising as the result of any default or breach by Seller of any contract, for any penalty assessed against Seller under any contract or relating to or arising out of any event which with the passage of time or after giving of notice, or both, would constitute or give rise to such a breach, default or penalty, whether or not such contract is being assigned to and assumed by Buyer pursuant to this Agreement; (iv) the existence of which would conflict with or constitute a breach of any representation, warranty, covenant or agreement of Seller or the Principals contained herein;
(v) to any shareholder or affiliate of Seller or to any present or former employee, officer or director of or consultant to Seller (or independent contractor retained by Seller), including, without limitation, any bonuses, any termination or severance pay related to Seller's employees, and any post retirement medical benefits or other compensation or benefits; (vi) relating to the execution, delivery and consummation of this Agreement and the transactions contemplated hereby, including, without limitation, any and all taxes incurred as a result of the sale contemplated by this Agreement, except for sales, use or transfer taxes as set forth in paragraph 12 hereof; (vii) for any taxes accrued or incurred prior to the Closing Date or relating to any period (or portion of a period) prior thereto; (viii) relating to or arising out of any environmental matter, including, without limitation, any violation of any environmental law or any other law relating to health and safety of the public or the employees of Seller; or (ix) relating to, or arising out of, services rendered by Seller, or the conduct or operation of the business of Seller, prior to the Closing Date.

         3.       CLOSING

                  The closing of this Agreement (the "Closing") shall take place at a place mutually determined by Seller and Buyer at 10:00 A.M. local time, on such date and time as Buyer and Seller may agree upon (the date of Closing being hereinafter referred to as the "Closing Date").

         4.       PURCHASE PRICE

                  4.1. The total purchase price (the "Purchase Price") to be paid by Buyer for the Assets is $5,662,700, to be paid in the following manner:

                           (a)  On the Closing Date, Buyer shall pay
$2,400,000 of the Purchase Price by the delivery by Buyer to Seller of a certified or bank cashier's check in such amount or by means of a wire transfer in such amount to an account number and depository designated by Seller not less than three days prior to the Closing by notice in writing to Buyer. The cash portion of the Purchase Price shall be subject to increase as set forth in paragraph 4.5 hereof.

                           (b)  On the Closing Date, Buyer shall deliver to
Seller a subordinated promissory note (the "Note") payable to Seller in the form attached hereto as Exhibit A in the principal amount of $2,512,700, which Note shall be payable in equal quarterly installments over five years from the Closing Date, together with interest at the rate of 9% per annum. The Note shall be subject to reduction or increase as provided in paragraphs 4.4, 4.6 and 13.1 and shall be subordinated to other indebtedness of the Buyer to the same extent as other notes issued by Buyer in connection with its other acquisitions. On or prior to the Closing Date, the Seller agrees to enter into a subordination agreement with The Chase Manhattan Bank (National Association) (or other senior lenders) and an intercreditor agreement with the holders of certain debentures or senior indebtedness of the Buyer, such agreements to be in substantially the forms executed by the holders of Buyer's notes issued in connection with Buyer's other acquisitions.

                           (c)      Buyer shall deliver on the Closing Date to
Seller a number of shares (the "Shares") of Common Stock of the Buyer, par value $.01 per share (the "Common Stock"), that have an aggregate Market Value (as hereinafter defined) of $750,000. The Shares shall not be registered under the Securities Act of 1933, as amended (the "Securities Act"). As used herein, "Market Value" shall mean the average of the last sale price of a share of Common Stock of Buyer for the ten trading days ended ten days prior to the date hereof. The owners of the Shares will be afforded registration rights pursuant to a Registration Rights Agreement (the "Registration Rights Agreement") in substantially the form of Exhibit B attached hereto. The number of Shares to be delivered to Seller shall be subject to adjustment as provided in paragraph 13.1.
                  4.2. Seller shall pay to Buyer on the Closing Date the aggregate amount of all prepayments made to or advances received by Seller under all contracts being assumed by Buyer pursuant to this Agreement including, but not limited to, all deposits made with respect to such agreements. All adjustments customary in acquisitions, including utilities, compensation, rent and other items, shall be apportioned between Buyer and Seller as of the Closing Date.

                  4.3. The Purchase Price shall be allocated by Buyer and Seller to the Assets in accordance with Schedule 4.3 hereto, which Schedule shall be prepared on or prior to the Closing Date. Each party hereto agrees to reflect the Assets upon its books for tax reporting purposes in accordance with such determination and to file all tax returns in accordance with and based upon such determination.

                  4.4. The Purchase Price shall be subject to reduction or increase based on accrued annual revenues as hereinafter set forth. If the total aggregate accrued annual revenues for the first twelve months commencing on the first day of the calendar month immediately after the Closing Date derived from the Business (other than revenues which were derived from persons who were clients of Buyer or any of its subsidiaries on the Closing Date and who were not also clients of Seller on the Closing Date) are more or less than the amounts set forth below, then the principal amount of the Note shall be increased or reduced, as the case may be, as follows: (a) if the revenues are less than $4,549,200, the principal amount of the Note shall be reduced to an amount equal to $2,512,700 multiplied by a fraction, the numerator of which is the revenues for such twelve months and the denominator of which is $4,549,200; and (b) if the revenues are more than $4,891,000, the principal amount of the Note shall be increased to an amount equal to $2,512,700 multiplied by a fraction, the numerator of which is the revenues for such twelve months and the denominator of which is $4,891,000. Any reduction or increase shall be amortized over the remaining term of the Note. The accrued annual revenues shall be increased by any revenues derived after the Closing Date by the Buyer or any of its subsidiaries from persons who were clients of Seller immediately prior to the Closing Date and who were not also clients of Buyer on the Closing Date.

                  4.5. In addition to the provisions of paragraph 4.4, the Purchase Price shall be subject to increase based on annual revenues as determined pursuant to this paragraph 4.5. If the annual revenues from the Business (determined as set forth in paragraph 4.4) for the first twelve month period commencing on the first day of the calendar month immediately after the Closing Date are more than $4,549,200, then Buyer shall pay to Seller an additional dollar for each dollar of revenues above $4,549,200, up to a maximum amount of $341,800. Any such payment shall be made in cash, payable by certified or bank cashier's check or by means of a wire transfer, within ten days after determination of such revenues, together with interest at the rate of 9% per annum on the amount so paid from the Closing Date to the date of payment.

                  4.6. On the Closing Date, the accounts receivable of Seller shall exceed the Assumed Liabilities (accrued as of the Closing Date) by at least $567,500. If the accounts receivable do not exceed such Assumed Liabilities by at least $567,500, then the principal amount of the Note shall be reduced by the amount by which accounts receivable are less than $567,500 in excess of such Assumed Liabilities. This reduction shall be applied against the next succeeding installments of principal and interest due under the Note. If the accounts receivable exceed the Assumed Liabilities by more than $567,500, then this excess shall be paid by Buyer to Seller in cash, payable by check within ten days after determination. Within 60 days after the Closing Date, Buyer shall prepare and furnish to Seller a statement (the "Statement") reflecting the accounts receivable and Assumed Liabilities as of the Closing Date, which shall be prepared in accordance with generally accepted accounting principles and in accordance with the same practices as used by Seller in preparing the December 31, 1995 financial statements. Seller shall have the right to review the Statement and to object to any items contained therein within 30 days after its receipt of the Statement. If Seller does not object to the Statement, it shall be final and binding on the parties. If Seller objects to any items within such 30 days, Seller and Buyer shall consult with each other and attempt to reach an agreement. If they are unable to reach any agreement within 60 days, the matter shall be referred to an independent accounting firm mutually selected by Buyer and Seller, whose determination will be final and binding on the parties. The fees and expenses of the mutually agreed upon accounting firm shall be shared equally between Buyer and Seller.

         5.  REPRESENTATIONS AND WARRANTIES OF SELLER AND THE PRINCIPALS

                  As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated herein, Seller and the Principals jointly and severally represent and warrant as follows:

                  5.1. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation (except that Seller and its shareholders have adopted a plan of liquidation of which consummation of the transaction contemplated by this Agreement is a part). Seller has the power and the authority and all licenses and permits required by governmental authorities to own and operate its properties and carry on its business as now being conducted. The Seller does not have any subsidiaries and does not own beneficially or of record any equity interest in any corporation, partnership or other business organization or entity.

                  5.2. Seller has the corporate power and authority and the Principals have the legal capacity to execute and perform this Agreement and all other agreements to be entered into in connection with the transactions contemplated hereby. All the issued and outstanding shares of capital stock of the Seller are owned beneficially and of record by the Principals and/or revocable trusts of which a Principal is presently a trustee.

                  5.3. The execution, delivery and performance of this Agreement and all other agreements to be entered into in connection with the transactions contemplated hereby have been duly authorized by the Board of Directors and shareholders of the Seller and by all necessary corporate action, and do not violate or conflict with any provisions of the Certificate of Incorporation or Bylaws of the Seller or any agreement, instrument, law, order or regulation to which Seller or any Principal is a party or by which Seller or any Principal is bound. No consent, approval or authorization of, or filing with or notification to, any lender, security holder, governmental agency or other person or entity is required by Seller or the Principals in connection with the execution, delivery and performance by the Seller and the Principals of this Agreement and the consummation of the transactions contemplated hereby.

                  5.4. This Agreement, and all other instruments delivered by Seller and the Principals in connection herewith, have been duly executed and delivered by the Seller or the Principals and are legal, valid and binding obligations of Seller and the Principals, enforceable in accordance with their respective terms.

                  5.5. The Seller is the owner of and has good, valid and marketable title to the Assets (other than those Assets which are being leased by Seller from third parties as described on Schedule 5.5) free and clear of all Liens. The Assets to be sold and conveyed to Buyer hereunder constitute all of the assets used in, related to or required by Seller in the normal operation and conduct of its Business, other than Excluded Assets and those Assets which are leased as set forth on Schedule 5.5. The fixed assets included in the Assets are in good repair and operating condition.

                  5.6. Except as set forth on Schedule 5.6, there is no action, suit, litigation or proceeding pending, or to the knowledge of Seller or the Principals, threatened against or relating to the Assets or Business nor does Seller or any Principal know of any basis for any such action, or of any governmental investigation relating to the Assets or the Business.

                  5.7. There does not exist any order, writ, injunction or decree that has been issued by, or requested of, any court or governmental agency which is against, or binding on, Seller or the Principals which do or may affect, limit or control the Assets or Buyer's use thereof.

                  5.8. Seller and the Principals have obtained all required approvals or authorizations of this Agreement and any other agreements to be entered into in connection with the transactions contemplated hereby which are required by law or otherwise in order to make this Agreement or any other agreements entered into in connection with the transactions contemplated hereby binding upon Seller and the Principals.

                  5.9. The utilization of the Assets being sold and conveyed to Buyer hereunder do not infringe upon or violate in any way the rights evidenced by any outstanding patents, trademarks or trade names, whether registered or unregistered, held or owned by any third parties.

                  5.10. Seller's relationships with its customers are in all material respects good, and Seller and the Principals are not aware of any facts or circumstances which might alter, negate, impair or in any way adversely affect the continuity of any such customer relationships, other than normal competitive forces in the marketplace.

                  5.11. The accounts receivable of Seller are actual and bona fide receivables representing obligations for the total amount thereof which arose in the ordinary course of business, and, to the knowledge of the Seller and the Principals, are collectible in full accordance with their terms; provided, however, that since January 31, 1996, Seller has referred to collection approximately $16,000 of accounts receivable.

                  5.12. There are no liens for any federal, state, county or local franchise, income, excise, property, business, sales, commercial rent, employment or other taxes upon the Assets, except for liens for personal property taxes which are not yet due. Seller has timely filed all federal, state, county and local franchise, income, excise, property, business, sales, commercial rent and employment and other tax returns which are required to be filed through the Closing Date, and has paid, or will pay, all taxes which are due and payable on or before the Closing Date.

                  5.13. Schedule 5.13 contains a complete and accurate list of all personnel utilized in Seller's business, including full and part-time persons, in-house and outside personnel, and employees and independent contractors. Except as set forth in paragraph 2.1 hereof, Buyer will not be liable for any obligations to the foregoing persons, including, but not limited to, obligations for severance pay or other fringe benefits for such persons.

                  5.14. The Seller has furnished to Buyer a balance sheet of the Seller as at December 31, 1995 (the "Balance Sheet Date"), and the related statements of earnings, retained earnings and cash flows for the year then ended, together with the notes thereto (collectively, the "Financial Statements"), as audited by independent accountants. The Financial Statements fairly present the financial position and results of operations of the Seller as at, or for the period ended on, such date. Seller's average annual revenues and operating profits (before deducting salaries, fringe benefits and related payroll expenses of the Principals) for its three fiscal years ended December 31, 1995 were not less than $4,891,000 and $1,208,000, respectively. Since the Balance Sheet Date, (a) Seller has conducted its business in a consistent manner in the regular and ordinary course, (b) there has not been any material adverse change in the business, operations or financial condition of Seller, and (c) there has not been any damage, destruction or loss affecting the Business.

                  5.15. Each of the agreements to which Seller is a party or to which it is subject or by which it is bound is listed on Schedule 5.15 attached hereto (true and complete copies of which have been furnished to Buyer) and is a valid and subsisting contract of all of the parties thereto in full force and effect without modification. Seller has performed all obligations required to be performed by it and is not in default under any agreement, instrument or other document to which it is a party or to which it is subject or by which it is bound, and no event has occurred thereunder which, with or without the lapse of time or the giving of notice, or both, would constitute a default by it thereunder. No other party is in default under any such agreement, instrument or other document.

                  5.16. There are no labor strikes, disputes, slow downs, work stoppages or other labor troubles or grievances pending or, to Seller's or the Principals' knowledge, threatened against or involving Seller. Seller is not a party to any union agreements. No unfair labor practice complaint before the National Labor Relations Board, no discharge or grievance before the Equal Employment Opportunity Commission and no complaint, charge or grievance of any nature before any similar or comparable state, local or foreign agency, in any case relating to Seller or the conduct of its business is pending or, to Seller's or the Principals' knowledge, threatened.

                  5.17. Seller has complied and is in compliance with all laws, orders and regulations of any governmental authority applicable to Seller, its Business, assets or property or its operations, including, without limitation, laws relating to zoning, building codes, antitrust, occupational safety and health, environmental protection and conservation, water or air pollution, toxic and hazardous waste and substances control, consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and withholding and social security taxes.

                  5.18. Seller and the Principals do not know of any facts or circumstances not disclosed to Buyer which indicate that the Assets or the future operations, profits or business of Seller may be adversely affected or which otherwise should be disclosed to Buyer in order to make any of the representations or warranties made herein on the part of the Seller and the Principals not misleading. No representation or warranty by Seller or any Principal contained in this Agreement, and no statement contained in any Schedule, Exhibit, certificate or other instrument furnished to Buyer under or in connection with this Agreement, contains any untrue statement of any material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

                  5.19. Seller is acquiring the Shares for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the Securities Act; provided, however, that Seller may distribute the Shares to its shareholders who hereby agree to acquire these Shares subject to all the provisions contained in this Agreement. Seller consents to the placement of the following legend on each certificate representing the Shares and acknowledges that stop transfer instructions will be placed with the Buyer's transfer agent:

                  "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (i) A REGISTRATION STATEMENT UNDER SUCH ACT (OR AN EXEMPTION FROM SUCH REGISTRATION) IS THEN IN EFFECT WITH RESPECT THERETO, (ii) A WRITTEN OPINION FROM COUNSEL FOR THE ISSUER OR OTHER COUNSEL FOR THE HOLDER REASONABLY ACCEPTABLE TO THE ISSUER HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED OR (iii) A 'NO ACTION' LETTER OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER OR SALE."

                  5.20. Seller and the Principals understand that the Shares will not be registered at the Closing Date under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to
Section 4 of the Securities Act and that the reliance of the Buyer on such exemption is predicated in part on the Seller's and Principals' representations set forth herein. Seller and the Principals represent that they are experienced in evaluating companies such as the Buyer, have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of their investment, and have the ability to suffer the total loss of their investment in the Shares. Seller and the Principals are accredited investors within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. Seller and the Principals further represent that they have had access during the course of the transaction and prior to their acquisition of the Shares to such information relating to the Buyer as they have desired and that they have had the opportunity to ask questions of and receive answers from the Buyer concerning the transaction and to obtain additional information (to the extent the Buyer possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to them or to which they had access.

                  Seller and the Principals understand that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely.

                  5.21. The representations and warranties of Seller and the Principals contained in this Agreement will be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

         6.       REPRESENTATIONS AND WARRANTIES OF BUYER

                  As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated herein, Buyer represents and warrants as follows:

                  6.1. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has the power and the authority and all licenses and permits required by governmental authorities to own and operate its properties and carry on its business as now being conducted.

                  6.2. The Buyer has the corporate power and authority to execute and perform this Agreement and all other agreements to be entered into in connection with the transactions contemplated hereby.

                  6.3. The execution, delivery and performance of this Agreement and all other agreements to be entered into in connection therewith have been duly authorized by the Board of Directors of the Buyer and by all necessary corporate action, and do not violate or conflict with any provisions of the Certificate of Incorporation or Bylaws of the Buyer or, except as set forth on
Schedule 6.3, any agreement, instrument, law or regulation to which the Buyer is a party or by which Buyer is bound.

                  6.4. No approval or authorization of this Agreement or any other agreement to be entered into in connection with the transactions contemplated by this Agreement is required by law or otherwise in order to make this Agreement or any other agreements entered into in connection herewith binding upon the Buyer, except as set forth on Schedule 6.3 and except for approval of the listing of the Shares on the Nasdaq Stock Market and on the Boston Stock Exchange. Upon the execution and delivery of this Agreement and any other agreement in connection therewith, such agreements will constitute legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms.

                  6.5. The Shares to be issued pursuant to this Agreement, when so issued, will be duly and validly authorized and issued, fully paid and non-assessable and free and clear of any liens created by the Buyer (other than restrictions arising under the Securities Act and state securities laws).

                  6.6. The duly authorized capital stock of the Buyer consists of 10,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share, of which at March 31, 1996, 4,126,823 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued or outstanding. All of the issued and outstanding shares of capital stock of the Buyer have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. None of such shares has been issued in violation of the Securities Act or the securities or blue sky laws of any country, state, territory or other jurisdiction (whether domestic or foreign). Except pursuant to the Buyer's stock option plan or as disclosed in Buyer's Annual Report on Form 10-KSB for the year ended December 31, 1995, there are no outstanding options, warrants or other rights to subscribe for or purchase or otherwise acquire any shares of capital stock (or securities directly or indirectly convertible into or exchangeable or exercisable for shares of capital stock) of the Buyer, nor, except for potential acquisitions of, and financings related to, other court reporting businesses, any plans, contracts, agreements or commitments binding upon the Buyer providing for the issuance or granting of rights to acquire any shares of capital stock (or securities directly or indirectly convertible into or exchangeable or exercisable for shares of capital stock) of the Buyer.

                  6.7. No action, dispute or proceeding at law or in equity is pending or, to the knowledge of Buyer, threatened, against Buyer or any of its assets or properties which will have in the aggregate, a material adverse effect on the business, financial condition or operation of the Buyer.

                  6.8. Buyer has furnished to the Seller a copy of Buyer's Annual Report on Form 10-KSB for its fiscal year ended December 31, 1995 as filed with the Securities and Exchange Commission (the "SEC"). The 10-KSB was prepared and filed in accordance with the rules and regulations of the SEC. As of its date, the 10-KSB did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Buyer included in the 10-KSB were prepared in accordance with generally accepted United States accounting principles as in effect from time to time applied on a consistent basis (except as otherwise noted in such financial statements) and present fairly the consolidated financial condition, results of operations and cash flows of Buyer as of the date and for the period indicated. Since December 31, 1995, (a) the Buyer has conducted its business in a manner generally consistent with prior practice and in the ordinary course, (b) there has not been any adverse change in the business, operations or financial condition of the Buyer which could reasonably be expected to result in a material adverse change in the Buyer taken as a whole, (c) there has not been any damage, destruction or loss affecting the business, assets, properties or rights of the Buyer which could reasonably be expected to result in a material change in the Buyer taken as a whole, (d) there has not been any action, lawsuit or other proceeding commenced against the Buyer which could reasonably be expected to materially, adversely affect Buyer's business or operations taken as a whole and (e) the Buyer has performed all obligations required to be performed by it and is not in default under any of its agreements with Chase Manhattan Bank, Allied Investment Corporation, Allied Investment Corporation II or Allied Capital Corporation II evidencing the indebtedness of Buyer to which payment under the Note will be subordinated in accordance with the terms of the subordination agreement and the intercreditor agreement described in paragraph 4.1(b) hereof.

         7.       COVENANTS PRIOR TO CLOSING

                  During the period from the date hereof through the Closing, the parties hereto covenant and agree as follows:

                  7.1. The Seller will give to Buyer's officers, employees, representatives, agents, counsel and accountants, full access during normal business hours to all of its premises, properties, operations and books and records, and will cause the Seller's officers, employees, representatives, agents, counsel and accountants to furnish to Buyer's officers, employees, representatives, agents, counsel and accountants such financial and operating data and other information with respect to the business and properties of the Seller as such officers, employees, representatives, agents, counsel and accountants shall request.

                  7.2. The Seller will use its best efforts to preserve intact its business organization, keep available the services of its present officers and employees and preserve its present relationships with persons with whom it has significant business relations.

                  7.3. (a) During the period from the date hereof through the Closing, except with the prior written consent of Buyer, the Seller shall conduct its business in the ordinary course.

                  (b) During the period from the date hereof through the Closing, the Seller will not:

                               (i) issue or commit to issue any capital
                  stock or other ownership interest of the Seller,

                               (ii) grant or commit to grant any options,
                  warrants or other rights to subscribe for or purchase or otherwise acquire any shares of its capital stock or other ownership interest or issue or commit to issue any securities convertible into or exchangeable for shares of its capital stock or other ownership interest,

                               (iii) directly or indirectly redeem, purchase or
                  otherwise acquire or commit to acquire any capital stock or other ownership interest in the Seller or any option, warrant or other right to purchase or otherwise acquire any such capital stock or ownership interest,

                               (iv) directly or indirectly agree or commit
                  to terminate or reduce any bank line of credit or the availability of any funds under any other loan or financing agreement,

                              (v)  effect a split or reclassification of
                  any capital stock of the Seller or a recapitalization of the Seller,

                             (vi) amend the Certificate of Incorporation, By-Laws or other governing instruments of the Seller,

                            (vii) acquire or agree to acquire by merging or
                  consolidating with, or by purchasing a substantial portion of the assets or stock of, or in any other manner, any business of any corporation, partnership, association or other business organization or division thereof, or acquire or agree to acquire the beneficial ownership of any class of the outstanding capital stock or other equity interest of any such entity, or otherwise acquire or agree to acquire any assets which are material to the Seller,

                           (viii) sell, lease or otherwise dispose of, or
                  grant any options with respect to, any of its assets which are material, individually or in the aggregate, to the Seller,

                            (ix)  adopt or enter into any collective
                  bargaining agreement or employee benefit plans,

                             (x) pay any bonuses to, or incur any bonuses
                  payable to, any of its officers or directors, grant to any officer or director any increase in salaries, fees or other forms of compensation or in severance or termination pay, otherwise than as required by an agreement existing on the date hereof or enter into or amend any employment agreement with any officer or director,

                           (xi) take any action (including, without limitation,
                  an action that might otherwise be permitted under this paragraph 7.3) that would or might result in any of the representations and warranties of the Seller or the Principals in this Agreement becoming untrue or that would have been required to be set forth in any such representation or warranty or in the Schedules if such action had occurred prior to the date hereof,

                        (xii)  accelerate the collection of accounts
                  receivable or defer the payment of liabilities, or

                        (xiii)  take any other action, or enter into
                  any other transaction, not in the ordinary course of business and consistent with prior practices.

                  7.4. Each of the Buyer and the Seller shall use its best efforts to obtain all consents and approvals of third parties which may be necessary or required for the consummation of this Agreement and the transactions contemplated hereby.

                  7.5. Each of the Buyer and the Seller shall promptly (and in any event prior to the Closing) advise the other orally and in writing of any change or event having, or which would have (insofar as can be reasonably foreseen), a material adverse effect on its business, properties, financial condition or results of operations or would constitute, or with the passage of time would constitute, a breach of any representation or warranty of such party contained in this Agreement. The parties agree that, with respect to their representations and warranties made in this Agreement, each of them will have a continuing obligation to supplement or amend the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules hereto; provided, however, that neither the supplementing or amending of any Schedules, nor the discovery of any matters by Buyer or the Seller in the course of its investigations, shall be deemed to cure any breach of any representation or warranty made in this Agreement or to have been disclosed as of the date of this Agreement.

                  7.6. Pending the Closing Date, neither the Buyer nor the Seller shall take any action which is inconsistent with this Agreement.

                  7.7. Seller and the Principals will not, and will cause their directors, officers, employees, agents and affiliates not to, directly or indirectly, solicit or initiate the submission of proposals from, or solicit, encourage, entertain or enter into any arrangement, agreement or understanding with, or engage in any discussions with, or furnish any information to, any person, other than Buyer or a representative thereof, with respect to the acquisition of all or any part of the Assets or Business (whether by merger, purchase of stock or assets or otherwise).

         8.       CONDITIONS TO THE OBLIGATIONS OF THE SELLER

                  The obligations of the Seller hereunder are, at the option of the Seller, subject to the following conditions:

                  8.1. The representations and warranties of Buyer contained herein shall be true and correct on the date when made and at and as of the Closing Date as if then made, and Buyer shall have performed and complied with all agreements, covenants and conditions required hereunder to be performed or complied with by it prior to or at the Closing.

                  8.2. At the Closing, the Seller shall have received an opinion, dated the Closing Date, of Stroock & Stroock & Lavan, counsel for Buyer, in form and substance reasonably satisfactory to the Seller.

                  8.3. At the Closing, the Seller shall have received certified copies of the resolutions of the Board of Directors of Buyer authorizing and approving this Agreement.

                  8.4. There shall not be any order, injunction or decree of any court having jurisdiction to restrain, enjoin, invalidate or otherwise prevent this Agreement and the consummation of the transactions contemplated hereby, and there shall not be any litigation or proceeding by any commission, agency or department of the federal or any foreign, state or local government to restrain, enjoin, invalidate or otherwise prevent this Agreement and the consummation of the transactions contemplated hereby.

                  8.5. All governmental approvals required for the consummation of this Agreement and the other transactions contemplated hereby shall have been obtained and all consents and approvals of any other persons required for the consummation of this Agreement and the other transactions contemplated hereby, the withholding of which would have a material adverse effect on the financial condition or business of the Buyer, shall have been obtained. The Shares shall have been approved for listing on the Nasdaq Stock Market and on the Boston Stock Exchange.

                  8.6. All legal matters in connection with this Agreement and the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to counsel to the Seller, and the Seller and such counsel shall have received all such documents and instruments, or copies thereof (certified if requested), as they may have reasonably requested.

                  8.7. The Seller shall have received a certificate of an officer of Buyer, dated the Closing Date, in form and substance satisfactory to the Seller, certifying as to the fulfillment on behalf of Buyer of the conditions specified in paragraphs 8.1, 8.5 and 8.6 hereof.

                  8.8. Harvey Melman shall have entered into an employment agreement with the Buyer in substantially the form of Exhibit C attached hereto.

                  8.9. The Registration Rights Agreement shall have been executed and delivered by the parties thereto.

         9.       CONDITIONS TO THE OBLIGATIONS OF BUYER

                  The obligations of Buyer hereunder are, at the option of Buyer, subject to the following conditions:

                  9.1. The representations and warranties of the Seller and the Principals contained herein shall be true and correct on the date when made and at and as of the Closing Date as if then made and the Seller and the Principals shall have performed and complied with all agreements, covenants and conditions required hereunder to be performed or complied with by them prior to or at the Closing. For purposes of determining pursuant to this paragraph 9.1 whether representations and warranties are true and correct at the Closing, references in such representations and warranties to the Seller's or Principals' knowledge or best knowledge shall not be given any effect so that such representations and warranties shall be deemed to have been given absolutely and without reference to the Seller's or Principals' knowledge or best knowledge.

                  9.2. At the Closing, Buyer shall have received an opinion dated the Closing Date, from counsel for the Seller, in form and substance reasonably satisfactory to Buyer.

                  9.3. At the Closing, Buyer shall have been furnished, at Buyer's expense, with financial statements of the Seller, audited (if required by Buyer), at Buyer's expense by a firm of independent public accountants acceptable to the Buyer, sufficient to satisfy Buyer's public company reporting requirements pursuant to the Securities Act and the Securities Exchange Act of 1934.

                  9.4. Buyer shall have received certified copies of the resolutions of the Board of Directors and shareholders of the Seller authorizing and approving this Agreement.

                  9.5. There shall not be any order, injunction or decree of any court having jurisdiction to restrain, enjoin, invalidate or otherwise prevent this Agreement and the consummation of the transactions contemplated hereby, and there shall not be any litigation or proceeding by any commission, agency or department of the federal or any foreign, state or local government to restrain, enjoin, invalidate or otherwise prevent this Agreement and the consummation of the transactions contemplated hereby.

                  9.6. All governmental approvals required for the consummation of this Agreement and the other transactions contemplated hereby shall have been obtained and all consents and approvals of any other persons required for the consummation of this Agreement and the other transactions contemplated hereby, the withholding of which would have a material adverse effect on the financial condition or business of the Seller, shall have been obtained. The Shares shall have been approved for listing on the Nasdaq Stock Market and on the Boston Stock Exchange.

                  9.7. At the Closing, Buyer shall have received from each state or other jurisdiction in which the Seller is incorporated or qualified as a foreign corporation, good standing (or equivalent) certificates dated within thirty days prior to the Closing Date, as to the due incorporation or organization, legal existence and qualification of the Seller in such jurisdiction.

                  9.8. Since the Balance Sheet Date, there shall have been no material adverse change in the properties, assets, business, results of operations or financial condition of the Seller. Between the date hereof and the Closing Date, there shall not have been any loss, damage or destruction to or of any of the assets, properties or business of Seller, whether or not covered by insurance, nor shall the assets, properties or business of Seller have been adversely affected in any way as a result of any fire, accident, or other casualty, war, civil strife, labor dispute, riot or act of God or the public enemy.

                  9.9. All legal matters in connection with this Agreement and the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to Stroock & Stroock & Lavan, counsel to Buyer, and Buyer and such counsel shall have received such documents and instruments, or copies thereof (certified if requested), as they may have reasonably requested.

                  9.10. Buyer shall have received a certificate of the Seller executed by its President, dated the Closing Date, in form and substance satisfactory to Buyer, certifying as to the fulfillment on behalf of the Seller of the conditions specified in paragraphs 9.1, 9.5, 9.6, and 9.8 hereof.

                  9.11. Harvey Melman shall have entered into an employment agreement with the Buyer in substantially the form of Exhibit C attached hereto.

                  9.12. Buyer shall have received the financing necessary to consummate this Agreement and the transactions contemplated by this Agreement.

         10.  TERMINATION OF AGREEMENT

                  10.1. This Agreement may be terminated at any time prior to the Closing:

                           (a)      by mutual consent of the Seller and the
Buyer;

                           (b)      by either Seller or the Buyer if this
Agreement shall not have been consummated on or before July 31, 1996; provided, however, that a material breach of this Agreement by a terminating party shall not be the reason for the failure of the Closing to occur;

                           (c)      after July 31, 1996, by the Seller if any of
the conditions specified in Section 8 hereof has not been met in all material respects or waived by the Seller; or

                           (d)      after July 31, 1996, by Buyer if any of the
conditions specified in Section 9 hereof has not been met in all material respects or waived by Buyer.

         11.      CLOSING DOCUMENTS


                  11.1. Seller agrees to deliver to Buyer on the Closing Date appropriate assignments and bills of sale with respect to the Assets being sold hereunder, together with the documents required to be delivered by Seller pursuant to Section 9 hereof. At the Closing, Seller shall amend its Certificate of Incorporation to change its name so that Buyer may utilize the corporate name of Seller after the Closing.

                  11.2. Buyer agrees to deliver on the Closing the Purchase Price, consisting of cash, the Note and the Shares, and the documents required to be delivered by Buyer pursuant to Section 8 hereof.

         12.      COSTS

                  Each party covenants and agrees that it shall be responsible for and bear its respective costs and expenses in connection with, or arising out of, the negotiation or consummation of this Agreement and the transactions contemplated hereby; provided, however, that if Buyer terminates this Agreement because of its failure to obtain financing as provided in paragraph 9.12, then Buyer shall reimburse Seller for its reasonable legal fees and legal expenses incurred in connection with this Agreement. Buyer shall be responsible for any sales, use or transfer taxes applicable to the transactions provided for herein.

         13.      INDEMNIFICATION

                  13.1. INDEMNIFICATION BY SELLER. Seller and the Principals jointly and severally hereby agree to indemnify Buyer against and hold it harmless from any and all losses, liabilities, costs, damages, claims and expenses (including, without limitation, attorneys fees and expenses incurred by Buyer in any action or proceeding between Buyer and Seller and/or the Principals or between Buyer and any third party or otherwise) ("Damages") which Buyer may sustain at any time by reason of (i) noncompliance with any applicable bulk sales or transfer law, (ii) any liability or contract of, or claim against, Seller, whether contingent or absolute, direct or indirect, known or unknown, matured or unmatured (including but not limited to liabilities for taxes), except for Assumed Liabilities, (iii) any liability or claim arising in any way from any service rendered, or action taken by, or relating to the operations of, Seller prior to the Closing Date, except for the Assumed Liabilities, (iv) any liability or claim under any environmental laws relating to any event, action or failure to act which occurred prior to the Closing Date, or (v) the breach or inaccuracy of or failure to comply with, or the existence of any facts resulting in the inaccuracy of, any of the warranties, representations, conditions, covenants or agreements of Seller or the Principals contained in this Agreement or in any agreement or document delivered pursuant hereto or in connection herewith, or arising out of the consummation of the transactions contemplated hereby. Buyer shall have the right to set-off and deduct any Damages incurred by it under this Agreement from any payments required to be made by Buyer under the Note or under any other obligation of Buyer to Seller; provided, however, that prior to making any offset from any payment, Buyer shall give at least 10 days' prior written notice thereof to the holder of the Note. If the holder objects to such set-off and the parties are unable to resolve such dispute within 10 days, the Buyer may place the amount in dispute into an escrow account until the dispute is ultimately resolved. In addition, at Seller's election, Seller shall have the right to reimburse Buyer for Damages by returning to Buyer Shares having an aggregate Market Value equal to the amount of the Damages. The Seller and the Principals shall not have any liability to indemnify the Buyer except to the extent that the aggregate of the Damages exceeds $25,000 and in no event shall Seller or the Principals have any liability for any Damages which exceed the amount of the Purchase Price.

          13.2. INDEMNIFICATION BY BUYER. Buyer agrees to indemnify and hold Seller harmless from and against any and all Damages which Seller may sustain at any time by reason of (i) any Assumed Liability by Buyer, (ii) the breach or inaccuracy of or failure to comply with any warranties, representations, conditions, covenants or agreements of Buyer contained in this Agreement or in any agreement, certificate or document delivered pursuant to or in connection with this Agreement or arising out of the Closing of the transactions contemplated hereby or (iii) any liability or claim relating to the operations by Buyer of Seller's Business after the Closing Date. The Buyer shall not have any liability to indemnify the Seller except to the extent that the aggregate of the Damages exceeds $25,000; provided, however, that the foregoing amount shall not apply to the Assumed Liabilities or to other amounts which Buyer has specifically agreed to pay hereunder.

                  13.3. PROCEDURES FOR INDEMNIFICATION. In the event that any claim is asserted against any party hereto, or any party hereto is made a party defendant in any action or proceeding, and such claim, action or proceeding involves a matter which is the subject of this indemnification, then such party (an "Indemnified Party") shall give written notice to the other party hereto (the "Indemnifying Party") of such claim, action or proceeding, and such Indemnifying Party shall have the right to join in the defense of said claim, action or proceeding at such Indemnifying Party's own cost and expense and, if the Indemnifying Party agrees in writing to be bound by and to promptly pay the full amount of any final judgment from which no further appeal may be taken and if the Indemnified Party is reasonably assured of the Indemnifying Party's ability to satisfy such agreement, then at the option of the Indemnifying Party, such Indemnifying Party may take over the defense of such claim, action or proceeding, except that, in such case, the Indemnified Party shall have the right to join in the defense of said claim, action or proceeding at its own cost and expense.

         14.      NON-COMPETITION

                  14.1. Each of the Seller and the Principals agrees that for a period of five years after the Closing Date, they will not, directly or indirectly, within a radius of 100 miles of metropolitan Santa Ana, California, or 100 miles surrounding Seller's existing place of business or in any county or city in which Seller conducted its business, including without limitation all counties and cities in which there have been clients, agents, employees or independent contractors of Seller (the "Territory"), (i) engage in any business the same as or similar to, or engage in competition with, the business heretofore or presently engaged in by Seller, (ii) render services to or have any interest, as a shareholder, owner, agent, consultant, lender or guarantor or any other interest, in any other person engaged in the rendering of services, which are currently being rendered by Seller, or similar services, or (iii) engage in competition with, or sell, services as are referred to in clause (ii) of this paragraph; provided, however, that the foregoing shall not be deemed to prevent the Seller from investing in securities if such class of securities in which the investment is so made is listed on a national securities exchange, is issued by a company registered under Section 12(g) of the Securities Exchange Act of 1934 or is traded on the Nasdaq Stock Market or over-the-counter, so long as such investment holdings do not, in the aggregate, constitute more than 5% of the voting stock of any company's securities.

                  14.2. Neither Seller nor the Principals, for a period of three years from and after the Closing Date, shall, directly or indirectly, (i) hire, offer to hire, entice away, retain, employ or solicit or attempt to solicit (either for itself or as agent for another) for employment or induce, persuade or encourage any person to leave Buyer's employ who, prior to the Closing Date was, or during such three year period will be, employed or retained by Buyer as a consultant, independent contractor, reporter, agent, employee or otherwise or
(ii) divert or attempt to divert from Buyer any business whatsoever by influencing or attempting to influence any client or supplier of Buyer.

                  14.3. Seller and the Principals acknowledge and agree that any breach of this Section 14 is likely to result in irreparable injury to Buyer, that monetary damages will be an inadequate remedy of such breach and that, accordingly, in addition to any other remedy that Buyer may have, Buyer shall be entitled to enforce the specific performance of this Section 14 and to seek both permanent and temporary relief in the event of any breach hereof.

                  14.4. The parties acknowledge that the time, scope, geographic area and other provisions of this Section 14 have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the transactions contemplated by this Agreement. If any portion of this Section 14 shall be determined to be invalid and unenforceable as written, each such portion shall be enforced to the extent reasonable under the circumstances and such determination shall not affect the validity or enforceability of the balance hereof, and such balance shall remain in full force and effect. It is understood that Seller and the Principals are entering into this non-competition agreement in order to induce Buyer to enter into this Agreement.

                  14.5. The provisions of Section 14 shall be terminated and of no further force or effect and the Principals shall have the exclusive right to use the corporate name of Seller if (a) during the first twelve months after the Closing Date the Buyer shall be in default in the payment of principal or accrued interest on the Note and such default remains uncured for a period of at least 180 days; or (b) subsequent to the first anniversary of the Closing Date, the Buyer shall be in default in the payment of principal or accrued interest on the Note and such default remains uncured for a period of at least 60 days.

                  14.6. The parties hereto agree that the restrictions contained in this Section 14 are incidental to the goodwill being acquired by Buyer hereunder and that no separate compensation or consideration is being paid with respect to the provisions contained in this Section 14.

         15.      BROKERS

                  Each party represents and warrants to the other (and agrees to indemnify and hold harmless the other against breach of any such representation and warranty) that it has not engaged any broker, finder or similar person or entity in connection with the transactions provided for herein.

         16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                  All representations and warranties contained herein, and all other representations and warranties of the Seller, the Principals and Buyer contained in the instruments executed in connection with the consummation of the transactions provided for herein, shall survive the execution of this Agreement, the consummation of the sale contemplated hereby and any investigation made by any party hereto and shall terminate two years after the Closing Date; provided, however, that the parties shall be liable for all claims for indemnification made in writing prior to the expiration of such two year period of time in accordance with the procedures set forth in Section 13.

         17.      NOTICES

                  All notices, requests, demands, documents and other communications given or due hereunder shall hereafter be made in writing and shall be deemed to have been duly given when hand delivered, when received if sent by telecopier or by same day or overnight recognized commercial courier service or three days after being mailed by certified or registered mail, postage prepaid: if to the Seller or Principals to:

                  M & M Reporting Referral Service, Inc.
                  P.O. Box 11466
                  Santa Ana, California 92711

with a copy to:

                  Alan H. Wiener
                  Palmieri, Tyler, Wiener, Wilhelm & Waldron
                  2603 Main Street
                  East Tower, Suite 1300
                  Irvine, California 92714

and if to the Buyer to:

                  Malcolm Elvey
                  Esquire Communications Ltd.
                  342 Madison Avenue
                  New York, New York  10173

with a copy to:

                  Martin H. Neidell, Esq.
                  Stroock & Stroock & Lavan
                  7 Hanover Square
                  New York, New York  10004

         18.      COMPLETE AGREEMENT

                  This Agreement, the accompanying schedules and exhibits and any other documents delivered in connection with the execution of this Agreement or at the Closing contain the complete agreement between the parties hereto with respect to the sale contemplated hereby and supersede all prior covenants and understandings between the parties hereto with respect to such sale. This Agreement shall not be amended or modified except by a writing signed by each party to be charged and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by each party to be charged.

         19.      SEVERABILITY

                  In case any one or more of the provisions hereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         20.      WAIVER, REMEDIES

                  No waiver of any breach of any provision of this Agreement shall be held to be a waiver of any other or subsequent breach, and the failure of a party to enforce at any time any provision hereof shall not be deemed a waiver of any right of any such party to subsequently enforce such provision or any other provision hereunder. All remedies afforded in this Agreement shall be taken and construed as cumulative, that is, in addition to every other remedy provided herein or by law.

         21.      COUNTERPARTS

                  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         22.      COOPERATION; COVENANTS AFTER CLOSING

                  Seller and the Principals will cooperate with Buyer, and Seller and the Principals will use their best efforts to have the officers, directors and other employees of Seller cooperate with Buyer, at Buyer's request and expense, on and after the Closing Date, in endeavoring to effect the collection of accounts receivable owing to Seller at the Closing Date and in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes involving the Seller and/or Buyer and based upon contracts, arrangements, commitments or acts of Seller which were in effect or occurred on or prior to the Closing Date. After the Closing Date, the Buyer agrees as follows: (a) to continue the existing working relationship which the children of the Principals who are court reporters presently have with the Seller (as specifically described in that certain correspondence dated May 1, 1996 and May 13, 1996 from Harvey Melman to Alan H. Wiener, a copy of which has been furnished to Buyer) for as long as such children desire to continue such working relationship; and (b) to continue to employ Gregory F. Dawson as long as he is willing and able to perform in a manner substantially consistent with his employment by Seller prior to the Closing Date. The Buyer shall use its best reasonable efforts to have the Seller's employees who become employees of Buyer assured of continued health insurance coverage under Buyer's health insurance plan, notwithstanding any pre-existing health conditions. Buyer agrees to make its personnel available to Seller after the Closing Date and during normal business hours to assist Seller in preparing its final tax returns. For a period of at least one year after the Closing Date, Buyer shall conduct Seller's Business in at least the same manner as Seller conducts its existing operations, with Seller's Business being physically and operationally segregated from the other businesses of Buyer, although Seller's Business and Buyer's other businesses may be housed in the same building. In anticipation of Buyer continuing to conduct Seller's Business at Seller's existing facility for some transition period following the Closing, the Principals who run the facility where Seller's Business is presently conducted agree to lease the premises presently occupied by Seller to Buyer for a period of up to six months at a rental rate of $9,000 per month (which includes all utilities), payable monthly in advance commencing with the Closing Date; provided, however, that Buyer may terminate the lease arrangement at any time upon 30 days prior written notice to the Principals.

         23.      AUTHORIZATION; MAIL

                  Seller agrees that Buyer shall have the right and authority to collect for the account of Buyer all receivables and other items which shall be transferred to Buyer as provided herein, and to endorse with the name of Seller any checks received on account of any such receivables or other items. Seller agrees that it will promptly transfer and deliver to Buyer any cash or other property that Seller may receive in respect of any such receivables or other items. Seller authorizes and empowers Buyer from and after the date hereof (i) to receive and open mail addressed to Seller and (ii) to deal with the contents thereof in any manner Buyer sees fit, provided such mail and the contents thereof relate to the Assets or otherwise to the business of Seller as conducted by Buyer or to any of the Assumed Liabilities. Seller agrees to deliver to Buyer promptly upon receipt any mail, checks or other documents received by it pertaining to the Assets or otherwise to the business of Seller, as conducted by Buyer, or any of the Assumed Liabilities. Buyer agrees to deliver to Seller any mail which it receives to which it is not entitled by reason of this Agreement or otherwise and to which Seller is entitled.

         24.      FURTHER ASSURANCES

                  Seller agrees at any time and from time to time after the Closing Date, upon the request of Buyer, to do, execute, acknowledge and deliver, or to cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, powers of attorney and assurances as may be required for the better assigning, transferring, conveying, and confirming to Buyer, or to its successors and assigns, of any or all of the Assets and to carry out the terms and conditions of this Agreement.

         25.      CONFIDENTIALITY

                  Seller and the Principals, on the one hand, and Buyer, on the other hand, severally agree not to, directly or indirectly, without the prior written consent of the other, use or disclose to any person, firm or corporation, any information, trade secrets, confidential customer information, technical data or know-how relating to the products, processes, methods, equipment or business practices of the other.

         26.      BENEFIT OF PARTIES; ASSIGNMENT

                  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Agreement may not be assigned by Seller or the Principals except with the prior written consent of Buyer, except that after the Closing Seller may assign its rights under this Agreement to its shareholders. Buyer may not assign this Agreement except (i) to a wholly-owned subsidiary of the Buyer or one of its wholly-owned subsidiaries; provided, however, that in the case of such assignment the Note and the Shares shall be issued by the Buyer and (ii) in accordance with the intercreditor agreement referred to in paragraph 4.1(b) hereof. Nothing herein contained shall confer or is intended to confer on any third party or entity which is not a party to this Agreement any rights under this Agreement.

         27.      GOVERNING LAW

                  This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York applicable to contracts made and to be entirely performed in such State.

                  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their authorized representatives as of the day and year first above written.

                                     M & M Reporting Referral Service, Inc.

                                     By:______________________

                                        ______________________
                                        Harvey Melman

                                        ______________________
                                        Richard Barrett

                                        ______________________
                                        Carlton Dawson


                                     Esquire Communications Ltd.


                                     By:________________________

                                    AMENDMENT

                                       TO

                            ASSET PURCHASE AGREEMENT


                        This AMENDMENT TO ASSET PURCHASE
AGREEMENT (the "Amendment"), dated as of the 31st day of July, 1996, by and among M&M Reporting Referral Service, Inc., a California corporation ("Seller"), Harvey Melman, Richard Barrett and Carlton Dawson (collectively, the "Principals") and Esquire Communications Ltd., a Delaware corporation ("Buyer").

                       WHEREAS, the Seller, Principals and
Buyer have entered into an Asset Purchase Agreement dated as of May 22, 1996 (the "Agreement");

                       WHEREAS, the parties desire to amend the Agreement;

                       NOW, THEREFORE, in consideration of the
premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                             (1.)  Terms defined in the Agreement
shall have the same meaning when used herein.

                             (2.)  The references to the date July
31, 1996 contained in paragraphs (b), (c) and (d) of Section 10.1 are hereby changed to September 15, 1996.

                            (3.)  On or prior to July 31, 1996, the
Buyer shall deposit with the Seller the amount of $100,000 (the "Deposit"). In the event the Agreement shall not be consummated because of Seller's breach of its obligations under the Agreement then the Deposit shall be returned to the Buyer and none of the parties shall have any further obligations or liabilities under the Agreement. In the event the Agreement shall be terminated for any reason other than Seller's breach of its obligations thereunder, then the Deposit shall be retained by Seller and none of the parties shall have any further obligations or liabilities under the Agreement, except that if the Agreement is terminated because of Buyer's failure to obtain financing as provided in paragraph 9.12 of the Agreement, then Buyer shall reimburse Seller for its reasonable legal fees and legal expenses incurred in connection with this Agreement. At the Closing, the Deposit shall be applied against the cash portion of the Purchase Price payable by Buyer to Seller on the Closing Date.

                           (4.)  Except as specifically amended
herein, the Agreement remains unmodified and in full force and effect in accordance with its terms.

                          (5.)  This Amendment may be executed in
one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                       IN WITNESS WHEREOF, the undersigned
have executed this Amendment as of the day and year first above written.


                                      M&M REPORTING REFERRAL SERVICE, INC.

                                      By:____________________________


                                        -------------------------------
                                        HARVEY MELMAN

                                       -------------------------------
                                       RICHARD BARRETT

                                       -------------------------------
                                       CARLTON DAWSON

                                       ESQUIRE COMMUNICATIONS LTD.

                                       By:____________________________

                                 AMENDMENT NO. 2

                                       TO

                            ASSET PURCHASE AGREEMENT


                        This AMENDMENT TO ASSET PURCHASE
AGREEMENT (the "Amendment"), dated as of the 13th day of September, 1996, by and among M&M Reporting Referral Service, Inc., a California corporation ("Seller"), Harvey Melman, Richard Barrett and Carlton Dawson (collectively, the "Principals") and Esquire Communications Ltd., a Delaware corporation ("Buyer").

                       WHEREAS, the Seller, Principals and
Buyer have entered into an Asset Purchase Agreement dated as of May 22, 1996, as amended (the "Agreement");

                       WHEREAS, the parties desire to amend further the Agreement;

                       NOW, THEREFORE, in consideration of the
premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                       1. Terms defined in the Agreement shall have the same meaning when used herein.

                       2. The references to the date September 15, 1996 contained in paragraphs (b), (c) and (d) of Section 10.1 are hereby changed to October 31, 1996.

                       3. On or prior to September 15, 1996,
the Buyer shall deposit with the Seller the additional amount of $50,000 (which, together with the $100,000 previously deposited, is referred to as the "Deposit"). In the event the Agreement shall not be consummated because of Seller's breach of its obligations under the Agreement then the Deposit shall be returned to the Buyer and none of the parties shall have any further obligations or liabilities under the Agreement. In the event the Agreement shall be terminated for any reason other than Seller's breach of its obligations thereunder, then the Deposit shall be retained by Seller and none of the parties shall have any further obligations or liabilities under the Agreement, except that if the Agreement is terminated because of Buyer's failure to obtain financing as provided in paragraph 9.12 of the Agreement, then Buyer shall reimburse Seller for its reasonable legal fees and legal expenses incurred in connection with this Agreement. At the Closing, the Deposit shall be applied against the cash portion of the Purchase Price payable by Buyer to Seller on the Closing Date.

     4. Section 4.1 of the Agreement is hereby amended to read in its entirety as follows:

                "4.1 The total purchase price (the "Purchase Price") to be paid by Buyer for the Assets is $5,662,700, to be paid in the following manner:

                     (a) On the Closing Date, Buyer shall pay $2,600,000 of the Purchase Price (minus the Deposit) by the delivery by Buyer to Seller of a certified or bank cashier's check in such amount or by means of a wire transfer in such amount to an account number and depository designated by Seller not less than three days prior to the Closing by notice in writing to Buyer. The cash portion of the Purchase Price shall be subject to increase as set forth in paragraph 4.5 hereof.

                     (b) On the Closing Date, Buyer shall deliver to Seller (i) a subordinated promissory note (the "Note") payable to Seller in the form attached hereto as Exhibit A in the principal amount of $2,512,700, which Note shall be payable in equal quarterly installments over five years from the Closing Date, together with interest at the rate of 9% per annum, and shall be subject to reduction or increase as provided in paragraphs 4.4, 4.6 and 13.1 and (ii) a subordinated promissory note (the "Second Note") payable to Seller in the principal amount of $200,000, which Second Note shall be payable in equal quarterly installments over five years from the Closing Date, together with interest at the rate of 9% per annum, and shall be identical to the Note, except for the amount thereof and that the Second Note shall not be subject to reduction or increase. The Note and Second Note shall be subordinated to other indebtedness of the Buyer to the same extent as other notes issued by Buyer in connection with its other acquisitions. On or prior to the Closing Date, the Seller agrees to enter into a subordination agreement with The Chase Manhattan Bank (National Association) (or other senior lenders) and an intercreditor agreement with the holders of certain debentures or senior indebtedness of the Buyer, such agreements to be in substantially the forms executed by the holders of Buyer's notes issued in connection with Buyer's other acquisitions.

                  (c) Buyer shall deliver on the Closing Date to Seller 132,258 shares (the "Shares") of Common Stock of the Buyer, par value $.01 per share (the "Common Stock"). The number of Shares to be delivered shall be subject to adjustment to reflect stock splits, stock dividends, recapitalizations, reorganizations or similar events which may occur from and after the date hereof and prior to the Closing Date. The Shares shall not be registered under the Securities Act of 1933, as amended (the "Securities Act"). The owners of the Shares will be afforded registration rights pursuant to a Registration Rights Agreement (the "Registration Rights Agreement") in substantially the form of Exhibit B attached hereto. The number of Shares to be delivered to Seller shall be subject to adjustment as provided in paragraph 13.1."

      5. Section 11.2 of the Agreement is hereby amended to read in its entirety as follows:

                  "11.2. Buyer agrees to deliver on the Closing the Purchase Price, consisting of cash, the Note, the Second Note and the Shares, and the documents required to be delivered by Buyer pursuant to Section 8 hereof."

      6. The penultimate sentence of Section 13.1 is hereby amended to read in its entirety as follows:

          "In addition, at Seller's election, Seller shall have the right to reimburse Buyer for Damages by returning to Buyer Shares valued at $2.65 per Share (subject to adjustment to reflect stock splits, stock dividends, recapitalizations, reorganizations or similar events which may occur from and after the date hereof)."

      7. Except as specifically amended herein, the Agreement remains unmodified and in full force and effect in accordance with its terms.

      8. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                       IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

                                    M&M REPORTING REFERRAL SERVICE, INC.


                                    By:____________________________


                                      -----------------------------
                                      HARVEY MELMAN


                                     ------------------------------
                                     RICHARD BARRETT


                                    -------------------------------
                                    CARLTON DAWSON


                                    ESQUIRE COMMUNICATIONS LTD.


                                    By:____________________________